UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2011

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 18, 2011, Kensey Nash Corporation (the “Company”) entered into a waiver and amendment (collectively, the “Amendments”) to modify each of the existing employment agreements (collectively, the “Existing Employment Agreements”) with Joseph W. Kaufmann, President and Chief Executive Officer of the Company, Douglas G. Evans, P.E, Chief Operating Officer of the Company, Todd M. DeWitt, Vice President of Biomaterials of the Company, and James T. Rauth, P.E., Vice President of Operations of the Company (collectively, the “Executive Officers”). The Amendments eliminate each Executive Officer’s right, in connection with the Executive Officer’s termination or otherwise, to receive excise tax gross-up payments in the event that excise taxes would be imposed under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or any other similar tax would be imposed. The Company previously eliminated a comparable provision applicable to Michael Celano, Chief Financial Officer of the Company, when the Company entered into a new employment agreement with Mr. Celano on March 10, 2011 (as disclosed in a Form 8-K filed by the Company). There are now no executive officers or other employees of the Company entitled to receive, under any circumstances, any excise tax gross-ups from the Company.

The foregoing description of the Amendments are not complete and in all respects qualified in their entirety by the actual provisions of the Executive Officers’ respective Amendments, copies of which are filed as Exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Waiver and Amendment to Employment Agreement between Kensey Nash Corporation and Joseph W. Kaufmann, dated as of July 18, 2011.

10.2	Waiver and Amendment to Employment Agreement between Kensey Nash Corporation and Douglas G. Evans, P.E., dated as of July 18, 2011.

10.3	Waiver and Amendment to Employment Agreement between Kensey Nash Corporation and Todd M. DeWitt, dated as of July 18, 2011.

10.4	Waiver and Amendment to Employment Agreement between Kensey Nash Corporation and James T. Rauth, P.E., dated as of July 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano

Michael Celano
Chief Financial Officer

Dated: July 22, 2011

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